Exhibit 10.(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (File Nos. 333-146508 and 811-8537) of our report dated April 13, 2009, relating to the statutory financial statements and financial statement schedules of Protective Life and Annuity Insurance Company, which is included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File Nos. 333-146508 and 811-8537).  We also consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated April 24, 2009, relating to the financial statements of The Variable Annuity Account A of Protective Life, which is included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File Nos. 333-146508 and 811-8537).

PricewaterhouseCoopers LLP

Birmingham, Alabama

October 28, 2009